UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2011

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware		19890-1615
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 21, 2011, the Motors Liquidation Company GUC Trust (the “GUC Trust”) announced that, pursuant to the Plan (as defined below) and the GUC Trust Agreement (as defined below), it had directed Motors Liquidation Company, f/k/a General Motors Corporation (“MLC”) to make an initial distribution (the “Initial Distribution”) of more than 75 percent of the New GM Securities (as defined below) to holders of Allowed General Unsecured Claims (as defined below).

Background

As previously discussed in MLC’s Current Report on Form 8-K filed on April 4, 2011, MLC, Chevrolet-Saturn of Harlem, Inc., n/k/a MLC of Harlem, Inc., Saturn, LLC, n/k/a MLCS, LLC, and Saturn Distribution Corporation, n/k/a MLCS Distribution Corporation (collectively, the “Initial Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 of the U.S. Code (the “Bankruptcy Code”), with the bankruptcy court for the Southern District of New York (the “Bankruptcy Court”) on June 1, 2009. On October 9, 2009, Remediation and Liability Management Company, Inc. and Environmental Corporate Remediation Company, Inc. (collectively with the Initial Debtors, the “Debtors”) filed voluntary petitions for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court.

On July 5, 2009, the Bankruptcy Court authorized the sale (the “Sale”) of substantially all of the assets of the Initial Debtors to a U.S. Treasury sponsored purchaser, NGMCO, Inc. n/k/a General Motors Company (“New GM”).1 In addition to the assumption of certain liabilities by New GM, a credit bid of outstanding obligations under certain prepetition debt held by the U.S. Treasury and a debtor-in-possession credit agreement (the “DIP Credit Agreement”) held by the U.S. Treasury and the Governments of Canada and Ontario (through Export Development Canada) (“EDC”), and the cancellation of certain warrants issued to the U.S. Treasury, the primary consideration provided by New GM to the Initial Debtors was 150 million shares of common stock issued by New GM (“New GM Stock”), warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $10.00 per share (“New GM $10.00 Warrants”), and warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $18.33 per share (“New GM $18.33 Warrants,” and together with the New GM $10.00 Warrants, the “New GM Warrants”).2 In addition, the agreement governing the Sale provides that in the event that the aggregate total allowed general unsecured claims against the Initial Debtors exceed $35 billion, New GM will issue additional New GM Stock in an amount up to 2% of the total New GM Stock outstanding as of the closing of the Sale (the “Additional Shares,” and together with the New GM Stock and the New GM Warrants, the “New GM Securities”).

[1]	Formerly known as General Motors Holding Company, General Motors Company is a Delaware corporation formed as part of that certain holding company reorganization that occurred on October 19, 2009, pursuant to which all of the outstanding shares of common stock and preferred stock of the prior General Motors Company (now known as “General Motors LLC”) were exchanged on a one-for-one basis for shares of common stock and preferred stock of the newly organized holding company that now bears the name General Motors Company. General Motors Company has a 100% ownership interest in General Motors Holdings LLC, a Delaware limited liability company, and General Motors LLC is a direct wholly-owned subsidiary of General Motors Holdings LLC.
[2]	The number of shares of New GM Common Stock, the number of shares issuable upon exercise of the New GM Warrants to acquire New GM Common Stock, and the exercise price of the New GM Warrants were adjusted to account for a three-for-one stock split of the New GM Common Stock effected in connection with the initial public offering of the New GM Common Stock in November 2010.

On August 31, 2010, the Debtors filed a Joint Chapter 11 Plan and related Disclosure Statement with the Bankruptcy Court. On December 8, 2010, the Debtors filed an Amended Joint Chapter 11 Plan and related Disclosure Statement (as amended, the “Disclosure Statement”). On December 8, 2010, the Bankruptcy Court approved the Disclosure Statement and approved the procedures for solicitation of votes on the Debtors’ Amended Joint Chapter 11 Plan. On March 18, 2011, the Debtors filed the Second Amended Joint Chapter 11 Plan (the “Plan”) with the Bankruptcy Court. As previously disclosed, on March 29, 2011, the Bankruptcy Court entered an order confirming the Plan (the “Confirmation Date”) and on March 31, 2011, the Plan became effective in accordance with its terms (the “Effective Date”). Among other things, the Plan generally provides for the distribution of the New GM Securities to holders of allowed general unsecured claims against the Debtors (“Allowed General Unsecured Claims”) pro rata by allowed claim amount.

The GUC Trust

The GUC Trust was formed on March 30, 2011, as a statutory trust under the Delaware Statutory Trust Act, upon the execution of the Motors Liquidation Company GUC Trust Agreement (the “GUC Trust Agreement”) by all parties thereto and upon the filing of the Certificate of Trust of Motors Liquidation Company GUC Trust with the Office of the Secretary of State of the State of Delaware. The GUC Trust is administered by Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the GUC Trust (the “GUC Trust Administrator”). Among other rights and duties, the GUC Trust Administrator has the power and authority to hold, manage, sell, invest and distribute the assets comprising the corpus of the GUC Trust, prosecute and resolve objections to disputed general unsecured claims, take all necessary actions to administer the wind-down of the affairs of the Debtors upon their dissolution, and upon such dissolution resolve and satisfy (to the extent allowed) the Residual Wind-Down Claims (as defined below). The activities of the GUC Trust Administrator are overseen by FTI Consulting, Inc., solely in its capacity as monitor of the GUC Trust (the “GUC Trust Monitor”). The GUC Trust Monitor is responsible for reviewing and approving material matters and decisions brought to its attention by the GUC Trust Administrator.

Administration of the Plan

On the Effective Date, there were approximately $29,776 million in Allowed General Unsecured Claims (the “Initial Allowed General Unsecured Claims”). In addition, there were approximately $8,150 million in general unsecured claims asserted against the Debtors that were disputed by the Debtors (“Disputed General Unsecured Claims”), which amount reflects liquidated disputed claims and a Bankruptcy Court ordered reserve for unliquidated disputed claims, but does not reflect potential Avoidance Action General Unsecured Claims (as defined below). Accordingly, the total aggregate amount of general unsecured claims asserted against the Debtors, inclusive of the potential Avoidance Action General Unsecured Claims (as defined below) is approximately $39,426 million. While none of the holders of the Disputed General Unsecured Claims are entitled to receive a distribution of New GM Securities from the GUC Trust currently, such holders will be entitled to receive a distribution if, and to the extent that, such Disputed General Unsecured Claims become Allowed General Unsecured Claims.

Prior to the Effective Date, the Debtors had outstanding objections to approximately $444 million of the aggregate Disputed General Unsecured Claims. In addition, certain claimants are currently participating in alternative dispute resolution proceedings, including mediation and arbitration (“ADR Proceedings”). For claimants that are not subject to ADR Proceedings, such claimants shall be entitled to a hearing before the Bankruptcy Court with respect to the validity of their Disputed General Unsecured Claims. For claimants that are subject to ADR Proceedings, such claimants may be entitled to a hearing before the Bankruptcy Court, or other court of competent jurisdiction, if their Disputed General Unsecured Claims cannot be resolved through the ADR Proceedings.

In addition to the Disputed General Unsecured Claims for which objections are currently pending, there are approximately $7,706 million of Disputed General Unsecured Claims which are not yet subject to objections, including potential contract rejection damages claims. The GUC Trust Agreement provides the GUC Trust Administrator with the authority to file objections to such Disputed General Unsecured Claims within 180 days of the Effective Date (which date may be extended by application to the Bankruptcy Court). Such claims may be prosecuted through ADR Proceedings if appropriate.

To the extent that all or a portion of a Disputed General Unsecured Claim is deemed invalid – or “disallowed” – by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is disallowed shall not be entitled to a distribution from the GUC Trust (subject to any appeal rights of the claimant). However, to the extent that a Disputed General Unsecured Claim is fully resolved, and such resolution results in all or a portion of the original Disputed General Unsecured Claim being deemed valid – or “allowed” – by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is allowed shall be considered an Allowed General Unsecured Claim and shall be entitled to a distribution from the GUC Trust as if it were an Allowed General Unsecured Claim on the Effective Date (such claimants, holders of “Resolved Disputed Claims”).

In addition to the Initial Allowed General Unsecured Claims and the Disputed General Unsecured Claims, there may be additional general unsecured claims, in a currently unknown amount, which may potentially arise in the event that the Debtors (or an alternative designated plaintiff) commence and are successful in prosecuting legal actions arising under chapter 5 of the Bankruptcy Code (such actions, “Avoidance Actions”), and recover the proceeds of such legal actions.

As of the Effective Date, only one Avoidance Action, styled as Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”), had been commenced. The Term Loan Avoidance Action was commenced by the Official Committee of Unsecured Creditors of Motors Liquidation Company, and seeks the return of approximately $1.5 billion that had been transferred to a consortium of prepetition lenders pursuant to the terms of the order approving the DIP Credit Agreement. To the extent that the plaintiff in the Term Loan Avoidance Action is successful in obtaining and collecting a judgment against the defendant(s) therein, general unsecured claims will arise in the amount actually collected from the defendant(s), and in the name of such defendant(s) (such general unsecured claims “Avoidance Action General Unsecured Claims,” and together with Resolved Disputed Claims, the “Resolved Allowed Claims”).

While the Term Loan Avoidance Action was the only Avoidance Action pending on the Effective Date, the Debtors (or an alternative designated plaintiff) could commence additional Avoidance Actions after the Effective Date (the “Other Avoidance Actions”). To the extent that Other Avoidance Actions are commenced and proceeds are recovered from the defendant(s) with respect thereto, Avoidance Action General Unsecured Claims will arise in the amount actually collected from the defendant(s), and in the name of such defendant(s).

Unless and until Avoidance Action General Unsecured Claims arise, the potential holders of such claims shall not be entitled to receive a distribution from the GUC Trust. However, once such Avoidance Action General Unsecured Claims arise, the holders of such claims shall be entitled to receive a distribution of New GM Securities from the GUC Trust.

Reserve for Resolved Allowed Claims

In an attempt to ensure that there are sufficient New GM Securities available to provide distributions to all holders of Resolved Allowed Claims as if such holders were holders of Initial Allowed General Unsecured Claims, the GUC Trust Agreement provides that additional distributions of New GM Securities to holders of Initial Allowed General Unsecured Claims will be made only if and to the extent that the GUC Trust holds New GM Securities in excess of the amount of New GM Securities (i) that are reserved for purposes of funding administrative costs that overrun the Budget (as defined below) and (ii) that would be attributable to holders of Disputed General Unsecured Claims and Avoidance Action General Unsecured Claims, in the aggregate, assuming all such claims became Resolved Allowed Claims at each of such claims’ “maximum amount.” The “maximum amount” of each Disputed General Unsecured Claim and Avoidance Action General Unsecured Claim is determined in accordance with the following procedures:

•

With respect to any Disputed General Unsecured Claim that has been capped at an amount agreed to by the Debtors and/or the GUC Trust Administrator, on the one hand, and the holder of such claim, on the other hand (which may include any agreed capped amount imposed pursuant to the procedures governing any ADR Proceeding), such Disputed General Unsecured Claim’s “maximum amount” is the capped amount;

•

With respect to any Disputed General Unsecured Claim that has been estimated or determined by the Bankruptcy Court in accordance with Bankruptcy Code Section 502(c), such Disputed General Unsecured Claim’s “maximum amount” is the estimated amount;

•

With respect to any fully liquidated or partially liquidated Disputed General Unsecured Claim that is not subject to a cap and has not been estimated by the Bankruptcy Court, such Disputed General Unsecured Claim’s “maximum amount” is the amount set forth in the proof of claim associated with such claim;

•

With respect to fully unliquidated Disputed General Unsecured Claims that are not subject to a cap and were not otherwise estimated by the Bankruptcy Court, such claims were estimated in the aggregate pursuant to a Bankruptcy Court order dated March 4, 2011;

•

With respect to the potential Avoidance Action General Unsecured Claims associated with the Term Loan Avoidance Action, the “maximum amount” is an amount equal to the amount that the plaintiff is seeking to recover in the Term Loan Avoidance Action (which amount shall initially be equal to $1.5 billion); and

•

With respect to the potential Avoidance Action General Unsecured Claims associated with the Other Avoidance Actions, the “maximum amount” is an amount equal to the amount that the plaintiff(s) are seeking to recover in the Other Avoidance Actions.

As of the Effective Date, the “maximum amount” of the Disputed General Unsecured Claims and Avoidance Action General Unsecured Claims, in the aggregate, was approximately $9,650 million, which amount has been designated as a reserve for future Resolved Allowed Claims (the “Claims Reserve”). Accordingly, on the Effective Date, the Claims Reserve consisted of approximately 36.7 million New GM Common Stock, 33.4 million New GM $10.00 Warrants and 33.4 million New GM $18.33 Warrants. Pursuant to the GUC Trust Agreement, the GUC Trust will make distributions to holders of Resolved Allowed Claims (if any) on a quarterly basis from the Claims Reserve.

While the Plan provides that units of the GUC Trust, representing the contingent right to receive subsequent distributions of New GM Securities could have been issued by the GUC Trust in transferable form, the conditions required for the issuance of such transferable units were not met. Therefore, the GUC Trust will not issue any transferrable GUC Trust units. Any subsequent distributions of New GM Securities will be made, with respect to holders of claims based in debt issued by the Debtors (such holders, “Bondholders”), through escrow positions established by the Depository Trust Company to those Bondholders who received the Initial Distribution, and, with respect to non-Bondholder claimants, to those persons who were holders of Allowed General Unsecured Claims (including Resolved Allowed Claims) as of the Confirmation Date (the distribution record date under the Plan).

GUC Trust Assets

The New GM Securities are currently held by MLC. The GUC Trust has the authority to request, and MLC is required to provide, an amount of New GM Securities necessary to make distributions pursuant to the Plan and the GUC Trust Agreement. However, because the GUC Trust is obligated to distribute all New GM Securities received from MLC within thirty (30) days of receipt thereof (until the dissolution of MLC), the GUC Trust Administrator intends to only request the amount of New GM Securities necessary to make immediately forthcoming distributions pursuant to the Plan and the GUC Trust Agreement. On or after December 15, 2011, but by no later than December 29, 2011, all remaining undistributed New GM Securities shall be transferred from MLC to the GUC Trust (the “GUC Trust Transfer Date”). To the extent that any of such New GM Securities transferred to the GUC Trust on the GUC Trust Transfer Date would otherwise be distributable on the next upcoming distribution date, such New GM Securities must be distributed by the GUC Trust within thirty (30) days of receipt thereof. The remaining New GM Securities transferred to the GUC Trust on the GUC Trust Transfer Date shall not be required to be distributed by the GUC Trust within thirty (30) days of receipt thereof.

As of the Effective Date, the corpus of the GUC Trust consisted solely of approximately $52.7 million in cash contributed by MLC solely to fund the fees and expenses incurred by the GUC Trust in administering its duties pursuant to the Plan and the GUC Trust Agreement (the “GUC Trust Administrative Fund”). The GUC Trust Administrative Fund is subject to a lien held by the U.S. Treasury and EDC which was obtained pursuant to the DIP Credit Agreement. As such, the cash comprising the GUC Trust Administrative Fund cannot be utilized for distributions to holders of Allowed General Unsecured Claims. Moreover, the usage of the GUC Trust Administrative Fund for the payment of fees and expenses of the GUC Trust is subject to a budget (the “Budget”) which must be approved on an annual basis by the U.S. Treasury and EDC. Any fees and expenses incurred by the GUC Trust that exceed the Budget will not be paid from the GUC Trust Administrative Fund. Rather, the GUC Trust Administrator is authorized, with the approval of the GUC Trust Monitor and the Bankruptcy Court to sell New GM Securities to cover any shortfall.

Residual Wind-Down Claims

Upon the dissolution of the Debtors, which will occur no later than December 15, 2011, the GUC Trust shall be responsible for resolving and satisfying (to the extent allowed) all remaining disputed administrative expenses, priority tax claims, priority non-tax claims and secured claims (the “Residual Wind-Down Claims”). On the date of dissolution of the Debtors, the Debtors shall transfer to the GUC Trust cash in an amount necessary to satisfy the ultimate allowed amount of such Residual Wind-Down Claims, as estimated by the Debtors (the “Residual Wind-Down Cash”). However, to the extent that such Residual Wind-Down Cash is insufficient to satisfy in full the allowed Residual Wind-Down Claims, the GUC Trust Administrator is authorized, with the approval of the GUC Trust Monitor and the Bankruptcy Court, to sell New GM Securities to cover any shortfall.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2011

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust
Company